July 27, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

At a meeting held on July 20, 1995, the Boards of Trustees/Directors of the Funds, listed on the attached schedule, approved the engagement of Ernst & Young LLP as their independent auditors for the fiscal years ending, as noted on the attached listing, to replace the firm of Deloitte & Touche LLP effective July 20, 1995.

The reports of Deloitte & Touche LLP on the Funds' financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Funds' financial statements for each of the past two fiscal years ended (see attached listing) and in the subsequent interim period, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their reports.

The Funds have requested Deloitte & Touche LLP to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated
July 26, 1995 is attached hereto.

Sincerely,



/s/ Paul Schubert
Paul Schubert
Vice President and Assistant Treasurer

PS:wlq

     Mitchell Hutchins



                        PAINEWEBBER/KIDDER, PEABODY
                     MITCHELL HUTCHINS/KIDDER, PEABODY
                                FUND LISTING

PaineWebber/Kidder, Peabody California Tax-Exempt Money Fund - fiscal year ending July 31, 1995.

PaineWebber/Kidder, Peabody Cash Reserve Fund, Inc. - fiscal year ending July 31, 1995.

Mitchell Hutchins/Kidder, Peabody Equity Income Fund Inc. - fiscal year ending January 31, 1996.

Mitchell Hutchins/Kidder, Peabody Government Income Fund, Inc. - fiscal year ending January 31, 1996.

PaineWebber/Kidder, Peabody Government Money Fund, Inc. - fiscal year ending March 31, 1996.

PaineWebber/Kidder, Peabody Premium Account Fund - fiscal year ending March 31, 1996.

PaineWebber/Kidder, Peabody Tax Exempt Money Fund, Inc. - fiscal year ending September 30, 1995.

                               Institutional Series Trust
                                     with respect to
Institutional Adjustable Rate Government Portfolio - fiscal year ending November 30, 1995.

                    Mitchell Hutchins/Kidder, Peabody Investment Trust
                               with respect to
Mitchell Hutchins/Kidder, Peabody Adjustable Rate Government Fund - fiscal year ending August 31, 1995.*

Mitchell Hutchins/Kidder, Peabody Asset Allocation Fund - fiscal year ending August 31, 1995.

Mitchell Hutchins/Kidder, Peabody Global Equity Fund - fiscal year ending August 31, 1995.*

Mitchell Hutchins/Kidder, Peabody Intermediate Fixed Income Fund - fiscal year ending August 31, 1995.*



* Deloitte & Touche LLP also audited and issued reports on the past two semi-annual periods ended February 28, 1995.

      Mitchell Hutchins

PAINEWEBBER/KIDDER, PEABODY
MITCHELL HUTCHINS/KIDDER, PEABODY
FUND LISTING
Page 2 of 2



            Mitchell Hutchins/Kidder, Peabody Investment Trust II
                              with respect to
Mitchell Hutchins/Kidder, Peabody Emerging Markets Equity Fund - fiscal year ending June 30, 1996.

Mitchell Hutchins/Kidder, Peabody Municipal Bond Fund - fiscal year ending June 30, 1996.

           Mitchell Hutchins/Kidder, Peabody Investment Trust III
                              with respect to
Mitchell Hutchins/Kidder, Peabody Small Cap Equity Fund - fiscal year ending July 31, 1995.

                       Liquid Institutional Reserves
                              with respect to
Government Securities Fund - fiscal year ending April 30, 1996.
Money Market Fund - fiscal year ending April 30, 1996.
Treasury Securities Fund - fiscal year ending April 30, 1996.

                        PaineWebber/Kidder, Peabody
                       Municipal Money Market Series
                              with respect to
Connecticut Series - fiscal year ending October 31, 1995.
New Jersey Series - fiscal year ending October 31, 1995
New York Series - fiscal year ending October 31, 1995



                 (Collectively referred to as "The Funds")

                                                  [MITCHELL HUTCHINS LETTERHEAD]





July 27, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:      Mitchell Hutchins/Kidder, Peabody Investment Trust -
         Mitchell Hutchins/Kidder, Peabody Global Fixed Income Fund (the "Fund")
         -----------------------------------------------------------------------



Gentlemen:

At a meeting held on July 20, 1995, the Board of Trustees of the Fund approved the engagement of Price Waterhouse LLP as its independent auditors for the fiscal year ending August 31, 1995 to replace the firm of Deloitte & Touche LLP effective July 20, 1995.

The reports of Deloitte & Touche LLP on the Fund's financial statements for the past two fiscal years and past two semi-annual periods (audits requested by Board of Trustees) did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Fund's financial statements for each of the two fiscal years ended August 31, 1994 and the two semi-annual periods ended February 28, 1995 and in the subsequent interim period, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report.

The Fund has requested Deloitte & Touche LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated July 26, 1995 is attached hereto.

Sincerely,



/s/ Paul Schubert
Paul Schubert
Vice President and Assistant Treasurer

PS:wlq

[DELOITTE & TOUCHE LLP LETTERHEAD]




July 26, 1995





Mr. Paul Schubert
Mitchell Hutchins Asset Management Inc.
1285 Avenue of the Americas
New York, New York 10019

Dear Mr. Schubert:

This is to confirm that the client-auditor relationship between PaineWebber/Kidder, Peabody Investment Funds and the Mitchell Hutchins/Kidder, Peabody Investment Funds and Deloitte & Touche LLP has ceased.

Yours truly,

/s/ Deloitte & Touche LLP



cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 9-5
      450 5th Street, N.W.
      Washington, D.C.  20549